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Rise Gold Provides Corporate Update

October 30, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Corporation") announces that directors John Proust, Murray Flanigan and Benjamin Mossman have resigned from the Corporation's Board of Directors with effect today. Mr. Mossman will continue to provide advisory services to the Corporation.

The Corporation thanks them for their service and wishes them well in their other endeavours.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President & CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

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